                                MICROSOFT CORPORATION
                                  CHANNEL AGREEMENT

This Microsoft Corporation Channel Agreement ("Agreement") is entered into as of the 1st day of July, 1997 (the "Effective Date") between MICROSOFT CORPORATION ("MS"), having its principal place of business at One Microsoft Way, Redmond, WA 98052-6399 and SOFTWARE SPECTRUM, INC. ("COMPANY"), having its principal place of business at 2140 Merritt Drive, Garland, TX 75041.

1.   DEFINITIONS

Except as set forth above, all capitalized terms included in this Agreement are as defined in Schedule A, attached hereto and incorporated herein by reference.

2.   ADDENDUM TO THE AGREEMENT

COMPANY's rights and obligations with respect to the distribution of Product under this Agreement are subject to the terms of any Addendum which the parties have signed. Each Addendum is incorporated into and made a part of this Agreement. In the event of inconsistency, the terms of any applicable Addendum shall prevail over this Agreement. The terms of this Agreement, including any Addenda, shall prevail over any provisions in purchase orders or set-up forms.

3.   TERM AND TERMINATION

     3.1  TERM

This Agreement shall take effect on the Effective Date and shall continue until June 30, 1998.

     3.2  TERMINATION

Either MS or COMPANY may terminate this Agreement in its entirety and/or any individual Addendum at any time, with or without cause, upon thirty (30) calendar days prior written notice. If this Agreement is terminated without cause, neither party shall be responsible to the other for any costs or damages resulting from such termination.

     3.3  RIGHTS UPON EXPIRATION OR TERMINATION

Any amounts which have accrued prior to termination or expiration shall become immediately due and payable. Any Product acquired by COMPANY pursuant to this Agreement as of the termination of this Agreement may be distributed in accordance with the terms of this Agreement until fully liquidated. All orders received from COMPANY but not shipped by MS prior to the effective date of any expiration or termination, at MS' option, may be shipped or canceled. COMPANY shall make a final report to MS within ninety (90) days of termination of this Agreement.

4.   COMPANY RIGHTS AND OBLIGATIONS

     4.1  FINANCIAL STATEMENT

COMPANY will provide to MS' credit management, quarterly Financial Statements within forty-five (45) days after the end of each calendar quarter. COMPANY Financial Statements will be used by MS' credit department solely for the purpose of establishing and reviewing COMPANY's credit. Financial Statements should be forwarded to Microsoft, Attn. Senior Credit Analyst, Worldwide Credit Services, Building 8, at the address set forth in Section 17 below.

     4.2  NO OTHER PRODUCT WARRANTIES BY COMPANY

Neither COMPANY nor any of its employees or agents shall have any right to make any other warranties or promises for the use of Product which are not contained in the written warranty document accompanying the Product. COMPANY may, however, give instructions for the use of the Product which are contained on the Product label or container, or End User documentation provided with the manual or MS product literature denoted by a MS part number or authorized in writing by MS.

     4.3  NO ALTERATIONS OF PRODUCT

COMPANY shall not alter the Product or Product packaging, and shall have no authority to make copies of MS diskettes or documentation without the prior written consent of MS. COMPANY shall distribute Product to its customers in unopened packages.

     4.4  USE OF TRADEMARKS

COMPANY shall use the appropriate trademark symbol "-TM-" or "-Registered Trademark-" in a superscript and clearly indicate MS' ownership of the trademark(s) whenever the Product name is first mentioned in any advertisement, brochure, or other manner in connection with the Product. MS' current trademark list is available upon request.

     4.5  AUTHORIZED DISTRIBUTION

Product acquired under this Agreement shall be distributed within the Territory only and only in accordance with the terms of this Agreement and any applicable Addendum. COMPANY shall not, without the prior written consent of MS, distribute Product to any Reseller or End User whom they have reason to believe may re-distribute such Product outside of the Territory.

     4.6  TAXES

          4.6(a) COMPANY TAXES

All amounts to be paid by COMPANY to MS herein are exclusive of any federal, state, municipal or other governmental taxes, including income, franchise, excise, sales, use, gross receipts, value added, goods and services, property or similar tax, now or hereafter imposed on COMPANY. Such charges shall be the responsibility of COMPANY and may not be passed on to MS, unless they are owed solely as a result of entering into this Agreement and are required to be collected from MS under applicable law.

          4.6(b) BILLING AND COLLECTION

COMPANY will bill, collect and remit sales, use, value added, and other comparable taxes determined by COMPANY to be due with respect to the distribution of the Product. MS is not liable for any taxes, including without limitation, income taxes, withholding taxes, value added, franchise, gross receipt, sales, use, property or similar taxes, duties, levies, fees, excises or tariffs incurred in connection with or related to the distribution of the Product. COMPANY takes full responsibility for all such taxes, including penalties, interest and other additions thereon.

          4.6(c) WITHHELD TAXES

If, after a determination by foreign tax authorities, any taxes are required to be withheld, on payments made by COMPANY to MS, COMPANY may deduct such taxes from the amount owed MS and pay them to the appropriate taxing authority, provided however, that COMPANY shall promptly secure and deliver to MS an official receipt for any such taxes withheld or other documents necessary to enable MS to claim a U.S. Foreign Tax Credit. COMPANY will make certain that any taxes withheld are minimized to the extent possible under applicable law.

COMPANY shall indemnify, defend and hold MS harmless from any claims or liabilities arising from or related to any failure by COMPANY to comply with Subsection 4.6.

     4.7  ANTI-PIRACY

COMPANY shall take all commercially reasonable steps to prevent unauthorized distribution, duplication or pirating of the Product.

     4.8  COMPLIANCE WITH APPLICABLE LAWS

COMPANY shall ensure that its distribution of Product complies with any and all applicable laws and regulations in the Territory.

5.   MS OBLIGATIONS

     5.1  ASSISTANCE WITH REPORTING

Upon COMPANY'S written request, MS shall use reasonable efforts to assist COMPANY in data reporting, and will work with COMPANY's Information Management department to facilitate the data reporting process.

     5.2  NO WARRANTIES FOR PRODUCT NOT MANUFACTURED BY MS

MS makes no warranties as to items distributed under a third party name, copyright, trademark or tradename which may be included within the retail package of a Product sold hereunder.

     5.3  AUDITS

During the term of this Agreement and for a period of two (2) years following its termination or expiration, MS or its designated representative, at its own cost, may audit the applicable books, records and operations of COMPANY as is reasonable to verify COMPANY's compliance with the terms of this Agreement. COMPANY shall promptly correct any errors and omissions disclosed by such audit. Any audit will be conducted during COMPANY's normal business hours in such a manner as not to unreasonably interfere with COMPANY's normal business activities. If any complete financial audit uncovers material discrepancies COMPANY shall bear the out of pocket costs for the audit. For purposes of this Section, "material discrepancies" shall mean a fraudulent discrepancy of one hundred thousand U.S. dollars (US$100,000) or more in monthly revenue or sales reporting. Additionally, MS or its designated representative, at its own cost, may audit any portion of COMPANY's books, records, and operations as is reasonable to verify COMPANY's compliance with the specific terms, policies and procedures of any addenda to this Agreement.

6.   COMPANY AND MS OBLIGATIONS

     6.1  PRODUCT WARRANTY; LIMITATION OF LIABILITY

          (a) MS warrants its software and hardware Product to End Users as defined in the written limited warranty document accompanying each Product. All replacement Product is delivered subject to the terms of the MS limited Product warranty. THE ABOVE LIMITED WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, OR STATUTORY, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER OBLIGATIONS OR LIABILITIES ON MS' PART.

          (b) NEITHER MS NOR ANY THIRD PARTIES WHO HAVE BEEN INVOLVED IN THE CREATION, PRODUCTION, OR DELIVERY TO THE COMPANY OF ANY MICROSOFT PRODUCT WHICH IS THE SUBJECT OF THIS AGREEMENT SHALL BE LIABLE FOR ANY DIRECT, INDIRECT, CONSEQUENTIAL, OR INCIDENTAL DAMAGES (INCLUDING DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE) ARISING OUT OF THE USE OR INABILITY TO USE ANY PRODUCT EVEN IF MS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

          (c) IN ANY CASE, THE LIABILITY OF MS (i) UNDER ANY PROVISION OF THIS AGREEMENT; (ii) FOR ANY DAMAGES CAUSED BY A PROGRAM DEFECT OR FAILURE IN ANY PRODUCT OR (iii) ARISING FROM A COURT OF PROPER JURISDICTION HOLDING ANY OF THE ABOVE WARRANTIES OR DISCLAIMERS OF WARRANTIES INADEQUATE OR INVALID SHALL BE LIMITED TO THE AMOUNT ACTUALLY PAID BY COMPANY TO MS UNDER THIS AGREEMENT. MS' LIMITATION OF LIABILITY IS CUMULATIVE WITH ALL OF MS' EXPENDITURES BEING AGGREGATED TO DETERMINE SATISFACTION OF THE LIMIT. THE EXISTENCE OF CLAIMS OR SUITS AGAINST MORE THAN ONE PRODUCT DISTRIBUTED UNDER THIS AGREEMENT WILL NOT ENLARGE OR EXTEND THE LIMIT. COMPANY RELEASES MS FROM ALL OBLIGATIONS, LIABILITY, CLAIMS OR DEMANDS IN EXCESS OF THE LIMITATION.

     6.2  SEMESTER PROGRAMS

          (a)  MARKETING FUNDS

Each Semester, MS may allow COMPANY to participate in programs which provide the opportunity to earn marketing funds. COMPANY's participation in such programs shall be governed by COMPANY's then current Microsoft Rebate and Marketing Fund Addendum to this Agreement or other Rebate and Marketing Fund Agreement, and Microsoft's Marketing Fund Guidelines, as such may be promulgated and modified by MS, in its sole discretion, from time to time.

          (b)  REBATES

Each Semester, MS may allow COMPANY to participate in programs which provide the opportunity to earn rebates as described in COMPANY's current Microsoft Rebate and Marketing Fund Addendum to this Agreement or other Rebate and Marketing Fund Agreement, and COMPANY's Rebate Program Guidelines, as such may be promulgated and modified by MS, in its sole discretion, from time to time.

          (c)  ELECTRONIC DATA INTERCHANGE

MS shall require COMPANY to provide weekly and monthly sales reporting during the term of this Agreement. Such sales reporting shall be submitted to MS in accordance with the Electronic Data Interchange (EDI) Guidelines as provided to COMPANY by MS, from time to time.

7.   INDEMNIFICATION

     7.1  BY MS

MS shall indemnify and defend COMPANY its subsidiaries and affiliated companies from and against any claims, losses, and damages relating to any (i) claims of infringement of any United States patent, copyright, trademark and/or service mark with respect to a Product, provided that the Product has not been altered, or (ii) any default or breach of MS' obligations, promises, representations, warranties or agreement hereunder. MS' obligation to indemnify and defend COMPANY shall only apply provided that MS is notified promptly in writing of such a claim and COMPANY tenders sole control over its defense or settlement to MS. COMPANY shall provide reasonable assistance in the defense of any claim.

     7.2  BY COMPANY

COMPANY shall indemnify and defend MS, its subsidiaries, and affiliated companies from and against any claims, losses, and damages relating to any default or breach of COMPANY's obligations, promises, representations, warranties or agreements hereunder. COMPANY's obligation to indemnify and defend MS shall only apply provided that COMPANY is immediately notified in writing of any such claim. MS shall provide reasonable assistance in the defense of any claim.

8.   INSURANCE

     8.1  COMPANY

Throughout the Term and for thirty (30) days thereafter, COMPANY shall maintain, at its sole expense, Commercial General Liability Insurance written on an Occurrence Form, with policy limits of not less than three million dollars (US$3,000,000) combined single limit each occurrence for personal injury (including bodily injury and death) and property damage which may arise from or in connection with the performance of COMPANY's obligations hereunder or out of any negligent act or omission of COMPANY, its officers, directors, agents, or employees. Upon MS' request, COMPANY shall provide proof of its compliance with this section. Notwithstanding the foregoing, COMPANY shall have the right to self-insure.

     8.2  MS

Throughout the Term and for thirty (30) days thereafter, MS shall maintain, at its sole expense, Commercial General Liability Insurance written on an Occurrence Form, with policy limits of not less thin three million dollars (US$3,000,000) combined single limit each occurrence for personal injury (including bodily injury and death) and property damage which may arise from or in connection with the performance of MS's obligations hereunder or out of any negligent act or omission of MS, its officers, directors, agents, or employees. Upon COMPANY's request, MS shall provide proof of its compliance with this section. Notwithstanding the foregoing, MS shall have the right to self-insure.

9.   DELAY IN PERFORMANCE

If as a result of fire, casualty, act of God, riot, war, labor dispute, government regulation, or decree of any court or any other event beyond the control of COMPANY or MS, either of the parties shall be unable to perform its obligations hereunder, such inability shall not constitute a breach of this agreement, and such obligations shall be performed as soon as the cause of the inability ceases or is removed. Strikes or other labor difficulties which are not capable of being terminated on terms acceptable to the party affected shall not be considered circumstances within the control of such party. In the event of Product shortages, MS shall have the right to allocate available supplies of the Product in its sole discretion.

10.  NO WAIVER

None of the provisions of this Agreement shall be deemed to have been waived by any act or acquiescence on the part of MS, COMPANY or their respective agents or employees, but may be waived only by an instrument in writing signed by an authorized officer of the waiving party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision or of the same provision on another occasion.

11.  NO PARTNERSHIP OR AGENCY

Nothing in this Agreement shall be deemed to create or constitute a partnership, joint venture, franchise, agency, or contract of employment between MS and COMPANY.

12.  ATTORNEY'S FEES; GOVERNING LAW

In the event an action is commenced to enforce a party's rights under this Agreement, the prevailing party in such action shall be entitled to recover its costs and attorneys' fees. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Washington. COMPANY consents to jurisdiction and venue in King County, Washington.

13.  ENTIRE AGREEMENT

This Agreement and all attached Amendments and Addenda constitute the entire agreement between MS and COMPANY, and supersedes and terminates any and all prior agreements or contracts, written or oral, entered into between the parties relating to the subject matter hereof. Any representations, promises, or conditions in connection therewith not in writing signed by both parties shall not be binding upon either party. This Agreement shall control any provisions in purchase orders which are inconsistent with this Agreement.

14.  U.S. GOVERNMENT RESTRICTED RIGHTS

All Products delivered to the U.S. Government other than the Department of Defense on solicitations issued on or after December 1, 1995, shall be delivered with commercial license rights only. All Products delivered to the Department of Defense on solicitations issued on or after September 29, 1995, shall be delivered with commercial license rights only. COMPANY shall be responsible for ensuring that all Products delivered to the U.S. Government other than the Department of Defense on solicitations issued prior to December 1, 1995, are marked with the "Restrictive Rights" legend as set forth in FAR, 48 C.F.R. 52.227-14 (June 1987). COMPANY shall be responsible for ensuring that all Products delivered to the Department of Defense on solicitations issued prior to September 29, 1995, are marked with the "Restrictive Rights" legend as set forth in FAR, 48 C.F.R. 252.227-7013 (October 1998).

15.  CONFIDENTIALITY

COMPANY expressly undertakes to retain in confidence the terms and conditions of this Agreement and any applicable Addenda and all information and know-how transmitted to it by MS and make no use of such information and know-how except under the terms and during the existence of this Agreement. COMPANY shall guarantee and ensure its employees' compliance with this paragraph. COMPANY's obligations under this paragraph shall survive any termination of this Agreement and shall extend to the earlier of such time as the information is public domain or five (5) years following the termination of this Agreement. This Section shall not prohibit the parties from disclosing such information as is specifically required by any Federal or state authorities. Notwithstanding the foregoing, COMPANY may disclose confidential information in accordance with any judicial or other governmental order or request, provided that COMPANY shall immediately notify MS in writing upon its receipt of such order or request and shall assist MS as is reasonable in seeking any protective order or its equivalent or in limiting the scope of disclosure of any Confidential Information.

16.  NO ASSIGNMENT

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that COMPANY may not assign its rights or obligations under this Agreement in any way without the prior written consent of MS.

17.  NOTICES

All notices required or contemplated by this Agreement shall be in writing, delivered by U.S. certified mail (return receipt requested), or via overnight courier (e.g., Federal Express, or DHL), and addressed as follows:

     If to MS:      Microsoft Corporation
                    One Microsoft Way
                    Redmond, WA 98052-6399

                    Attn.: Director, Channel Policies

     With cc to:    Law and Corporate Affairs

     If to COMPANY:

                    Software Spectrum, Inc.
                    2140 Merritt Drive
                    Garland, TX 75041

                    Attn.: Robert D. Graham

Such notices shall be deemed given three (3) business days after being deposited in the United States mail or one business day after being delivered with an overnight carrier.

18.  SURVIVAL

Sections 3.3, 4.6, 5.3, 6.1, 8.1, 8.2, 14, 15 and 18 shall survive any termination of this Agreement.

IN WITNESS WHEREOF, the parties have signed this Agreement on the dates indicated below. This Agreement is not binding until executed by MS.


MICROSOFT CORPORATION ("MS")            SOFTWARE SPECTRUM, INC.
                                        ("COMPANY")


By:  /s/ Lori Moore                     By:  /s/ Robert D. Graham
   ---------------------------             --------------------------------
     Lori Moore                         Robert D.  Graham
------------------------------          -----------------------------------
Name (please print)                     Name (please print)
     Director Field Strategy &
     Sales Ops                          V.P. and General Counsel
------------------------------          -----------------------------------
Title                                   Title
        9/22/97                         September 16, 1997
------------------------------          -----------------------------------
Date                                    Date

                                     SCHEDULE A

                                   DEFINED TERMS

     "DISTRIBUTOR" shall mean any business entity which purchases MS Product directly from MS, and is authorized by MS to distribute said Product to Resellers.

     "ELECTRONIC DATA INTERCHANGE" or "EDI" shall mean the ANSI-ASCII X.12 standard, adopted by CompTIA, by which COMPANY shall submit sales reporting to MS.

     "END USER" shall mean the ultimate consumer of Product.

     "FINANCIAL STATEMENT" shall mean a Balance Sheet as of the last day of the calendar quarter, and an Income Statement and Statement of Cash Flows for the quarter and year-to-date, prepared in accordance with Generally Accepted Accounting Principles ("GAAP"). Any deviation from GAAP in the quarterly statements shall be clearly noted. These statements must be signed by an officer of COMPANY as being representative of the books and accounts of COMPANY.

     "PRODUCT" shall mean any MS Stock Keeping Unit ("SKU") listed on COMPANY's then current Price List.

     "PURCHASE CREDIT" shall mean a dollar amount credited to COMPANY's account with MS, which amount may only be used by COMPANY in the manner set forth in this Agreement.

     "RESELLER" shall mean any software retailer which purchases Product from MS or a MS authorized Distributor.

     "SEMESTER" shall mean a six month period. During the Term there shall be two (2) Semesters, one running from July 1 through December 31, and the second Semester running from January 1 through June 30.

     "TERM" shall mean the term of this Agreement which shall run from the Effective Date to and including June 30, 1998.

     "TERRITORY" shall mean the geographic boundaries of the United States of America, excluding all United States territories, possessions, or protectorates.


                                                                        PAGE A-1

                                LARGE ACCOUNT RESELLER
                              ADDENDUM TO THE MICROSOFT
                                  CHANNEL AGREEMENT

This Addendum ("Addendum") entered into this 1st day of July, 1997 supplements that certain Channel Agreement ("Agreement") between MICROSOFT CORPORATION ("MS") having its principal place of business at One Microsoft Way, Redmond, WA 98052 and SOFTWARE SPECTRUM, INC. ("COMPANY") having its principal place of business at 2140 Merritt Drive, Garland, TX 75041. The Agreement is hereby supplemented as follows:

1.   PURPOSE

The purpose of this Addendum is to set forth the framework by which MS appoints COMPANY as a non-exclusive Large Account Reseller in the Territory and Canada with the right to acquire Microsoft Select Software Products from MS and to distribute such Select Software Products and their associated license rights to Select Customers which have designated COMPANY in their Enrollment Form as their Large Account Reseller

2.   DEFINITIONS

For purposes of this Addendum, capitalized terms are as defined in Schedule A attached hereto and incorporated herein by reference. Any capitalized terms not otherwise defined herein, shall have the same meaning as set forth in the Agreement.

3.   COMPANY RIGHTS AND OBLIGATIONS

     3.1   DISTRIBUTION OF SELECT SOFTWARE PRODUCTS

COMPANY may only distribute Select Software Products to Select Customers located in the Territory and Canada, and, in accordance with Subsection 3.1(a) below at the direction of its Select Customer's, outside of the Territory. However, should a Select Customer desire to initiate an Enrollment Form in a country outside of the Territory and Canada, the Select Customer is required by the terms of the Microsoft Select Program to locate a Large Account Reseller in the desired country and acquire Select Software Products from that Large Account Reseller.

           3.1 (a): If the Select Customer is a business entity established under the laws of the United States or Canada and existing in the Territory, it may designate the COMPANY on an Enrollment Form as its Large Account Reseller for itself and other related companies which may exist outside of the Territory. COMPANY shall distribute Select Software Products outside the Territory in accordance with the terms and conditions of this Agreement and in accordance with applicable laws.

           3.1(b): If the Select Customer is a business entity established under the laws of a foreign country and existing outside of the Territory, then it must designate a Large Account Reseller in the same country on an Enrollment Form. In this case, COMPANY is not authorized to distribute Select Software Products for such Select Customer. Select Customers are entitled to distribute the rights associated with their Select Software Products outside of the Territory if they so elect, in accordance with the Master Agreement and all applicable laws. However, in the event a Select Customer wants to initiate an Enrollment Form in a country outside of the Territory, the Select Customer is required by the terms of the Microsoft Select Program to locate a Large Account Reseller in the desired country and acquire Select Software Products from that Large Account Reseller.

     3.2   DOCUMENTATION

COMPANY shall be authorized to purchase Documentation Products from MS World Wide Fulfillment for resale to MS licensing customers only. A validation process must be implemented by COMPANY to ensure that only MS licensing customers receive Documentation Products. Price protection is not available for Documentation Products purchased from MS World Wide Fulfillment.

COMPANY may request authorization to return Documentation Products purchased from MS World Wide Fulfillment within * calendar days from the date of invoice. Returns requested after * calendar days of invoice shall not be accepted. Upon request, MS will provide COMPANY with a Return Authorization Form. COMPANY must complete the Return Authorization Form and send it to MS. MS will issues a return authorization number for Documentation Product meeting return criteria. Documentation Products must be returned within thirty (30) calendar days of the issuance of the return authorization number. MS shall issue COMPANY a purchase credit in the amount of the authorized return.


     3.3   DISTRIBUTION RESTRICTIONS

MS's authorization of the Large Account Reseller to acquire and distribute Select Software Products as set forth herein shall not include the authorization for the Large Account Reseller to use Select Software Products internally or to distribute or otherwise transfer Select Software Products to any entity which owns, controls, is owned or controlled by, or under common ownership or control with the Large Account Reseller ("Large Account Reseller Affiliates") without the prior written consent of MS.

     3.4   COMPANY ACCEPTANCE OF ENROLLMENT AGREEMENTS

In order to remain authorized to purchase Select Licenses and Documentation Product from MS for resale to a given Select Customer, an authorized representative of COMPANY must review and acknowledge the Select Customer's Enrollment Agreement. COMPANY's signature on the Enrollment Agreement shall constitute COMPANY's agreement to pay MS as set forth in Section 3.6 below for all copies of Select Software Products made by the Select Customer pursuant to the Select License Agreement.

     3.5   COMPANY SELECT PRICE SCHEDULE

COMPANY's prices are set forth on the COMPANY Select Price Schedule attached hereto and incorporated herein by reference as Schedule B. MS may modify the COMPANY Select Price Schedule at any time by providing thirty (30) days written notice to COMPANY.


* Information omitted pursuant to a request for confidential treatment.

     3.6   COMPANY'S REPORTING AND/OR ORDERING AND PAYMENT TO MS

           (a) MICROSOFT SELECT 1.x AND 2.x ENROLLMENT AGREEMENT REPORTING

For each executed Microsoft Select version 1.x or version 2.x Enrollment Agreement, the Select Customer is obligated by the terms of the Microsoft Select Program to deliver to MS within fifteen (15) days of the end of each calendar quarter, a written verified report for each Select Software Product acquired from COMPANY pursuant to the terms of this Agreement. Following receipt of a report from a given Select Customer, MS shall invoice COMPANY and COMPANY shall be obligated to pay MS the fees set forth on Schedule B for each unit reported by the Select Customer. If the Select Customer delivers written verified reports at intervals shorter than the quarterly requirement, MS shall invoice COMPANY immediately following receipt of such report, and COMPANY shall be obligated to pay MS pursuant to the terms of this Section 3.6. In the event COMPANY wants to receive copies of its Select Customers' quarterly reports, COMPANY shall negotiate with its Select Customers for the right to receive such copies.

           (b) MICROSOFT SELECT 3.0 AND 4.0 SELECT CONSUMPTION REPORTING

For each of its executed Microsoft Select version 3.0 and 4.0 Enrollment Agreements, COMPANY shall deliver to MS via Electronic Data Interchange ("EDI") no later than the fifteenth (15th) day of each calendar month, a purchase order for each Select Software Product ordered and acquired in the previous month from COMPANY by the Select Customer pursuant to the terms of this Agreement. Following receipt of such purchase order, MS shall invoice COMPANY and COMPANY shall be obligated to pay MS the fees set forth on Schedule B for each MS part number and quantity indicated on the purchase order, along with any applicable quarterly Maintenance fees. If the Select Customer elects to pre-pay any or all of its Maintenance commitment, COMPANY shall immediately report such pre-payment to MS, and MS shall invoice COMPANY immediately following receipt of such report, and COMPANY shall be obligated to pay MS pursuant to the terms of this
Section 3.6.

           (c) PAYMENT TERMS

All amounts are due and owing net thirty (30) days of date of invoice. All payments not received by MS from COMPANY within the required time frame may be assessed a finance charge of two percent (2%) of the invoice amount per month or the legal maximum, which ever is less. COMPANY shall be obligated to pay MS any and all amounts due regardless of whether COMPANY has received payment from the Select Customer. All payments shall be in the form of bank wire transfer or electronic funds transfer through an Automated Clearinghouse ("ACH") with electronic remittance detail attached. Payments shall be remitted to:

                    Microsoft North American Collections #844505
                    Account #3750771767
                    ABA: #11100001-2
                    NationsBank of Texas, N.A.

Remittance detail must be received by NationsBank by 10:00AM Central time/8:00AM Pacific time to ensure same-day credit to COMPANY's account.

Effective January 1, 1998, all payments must be sent to NationsBank at the address indicated above using the 820 Remittance EDI transaction set or other form of ACH payment with electronic remittance detail attached.

           (d) REPORT REVISIONS

COMPANY shall use its best efforts to process all returns of Microsoft Select License within sixty (60) days from the original invoice date. All revised reports must provide detailed back-up as required by MS. MS reserves the right to assess up to a five percent (5%) service charge for credit granted after ninety (90) days from the original MS invoice date. In no case shall MS impose such service charge when the late reporting is the result of MS error. MS reserves the right to review the circumstance of all claims submitted more than one hundred eighty (180) days from the original invoice date, and may determine that such revised report is not eligible for credit.

           (e) EDI TRANSACTION SETS

COMPANY shall utilize EDI transaction sets 855 - Purchase Order Acknowledgment, 856 - Advance Ship Notice, 832 - Price Catalog, and 810 - Invoices. MS may elect, during the term of this Addendum, to require COMPANY to implement EDI transaction set 870 - Backorder Report and/or other EDI transaction sets or forms of electronic commerce. Should MS require such transaction sets, MS shall provide COMPANY with no less than one hundred twenty (120) days prior written notice. All required EDI transaction shall be submitted in accordance with the EDI Guidelines as provided to COMPANY by MS.

     3.7   SALES TAXES

COMPANY shall either provide MS with a bona fide resale certificate for all Select Software Products delivered to COMPANY by MS pursuant to the terms of this Addendum, or shall pay to MS all applicable sales, use or other excise taxes due on such Select Software Products. COMPANY shall indemnify, defend and hold harmless MS from any tax liabilities arising from or related to any failure by COMPANY to comply with this Section 3.7 to the Addendum.

     3.8   AGREEMENTS BETWEEN COMPANY AND ITS SELECT CUSTOMERS

With the exception of the terms contained in this Addendum and the terms relating to the exercise of the intellectual property rights set forth in the applicable Select Software Products, the applicable License Agreement for such Select Software Products, Master Agreement and Enrollment Form, COMPANY shall have complete discretion to establish with each Select Customer the pricing and all other terms and conditions regarding COMPANY's provision of Select Software Products and their associated license rights to COMPANY's Select Customers. The negotiation of these terms between COMPANY and its Select Customers shall not be subject to approval or review by MS in any way.

     3.9   ROLE OF THE SELECT PROGRAM ADMINISTRATOR

COMPANY agrees to appoint a representative to serve as COMPANY's Select Program Administrator. COMPANY agrees to promptly make that individual, as well as COMPANY's other sales employees, available for training on the Microsoft Select Program and on the licensing policies related to such products at such times and places as MS reasonably requests. The individual appointed by COMPANY as its Select Program Administrator shall be an individual generally knowledgeable of MS products and of Microsoft's Select Program. The Select Program Administrator shall be responsible for administering all of COMPANY's Select Customer billings, for general administration of COMPANY's Select Customers, disseminating all program information as necessary within COMPANY's organization, and for working with the Microsoft Select Account Manager (or local MS Contact) in regard to any problems relevant to a given Select Customer. COMPANY's Select Program Administrator shall be:

                              Warren Talbot
                         ----------------------------
                              2140 Merritt Drive
                         ----------------------------
                              Garland, TX 75041
                         ----------------------------

                         ----------------------------

                         ----------------------------

COMPANY shall provide MS with at least ten (10) days advance written notice of any change in the individual serving as its Select Program Administrator.

     3.10  ENROLLMENT OF NEW SELECT CUSTOMERS

COMPANY's solicitation of new Select customers shall be on such terms and conditions as MS specifies from time to time. MS reserves the right to accept or reject in its sole discretion any proposed customer.

     3.11  COMPANY'S REPRESENTATIONS AND WARRANTIES

COMPANY hereby represents and warrants that:

           (a) It will use its best efforts to service and support its Select Customers and will promptly inform the appropriate Microsoft Select contact of any difficulties it encounters in servicing its Select Customers;

           (b) It will not alter in any way or form the Select Software Products or their packaging;

           (c) It will deliver the Select Software Products only to the Select Customer specified on the outside of the Select Software Product packaging and will deliver CD-ROMs and program materials and information only to the Select Customer named on each such CD-ROM or materials; and

           (d) It will promptly inform MS of any known or suspected violations by a Select Customer of the terms and conditions of the Master Agreement, Enrollment Agreement, Enrollment Form, or its Select Software Products and/or the applicable License Agreement.

     3.12  CONFIDENTIALITY

COMPANY expressly undertakes to retain in confidence the terms and conditions of this Addendum, and the terms and conditions of all executed Select Master Agreements and Select Enrollment Forms which are made available to COMPANY. Should COMPANY disclose the terms and conditions of any executed Select Master Agreement or Select Enrollment Form, this Addendum shall immediately terminate. COMPANY shall guarantee and ensure its employees' compliance with this paragraph. COMPANY's obligations under this paragraph shall survive any termination of this Agreement and shall extend to the earlier of such time as the information is in the public domain or five (5) years following the termination of this Agreement. This section shall not prohibit COMPANY from disclosing such information as is specifically required by any Federal or state authorities. Notwithstanding the foregoing, COMPANY may disclose confidential information in accordance with any judicial or other governmental order or request, provided that COMPANY shall immediately notify MS in writing upon its receipt of such order or request and shall assist MS as is reasonable in seeking any protective order or its equivalent or in limiting the scope of disclosure of any confidential information.

     3.13  COMPANY TERMINATION OF ENROLLMENT AGREEMENT/FORM

At anytime during the Term, COMPANY shall be able to terminate its rights and obligations related to any Enrollment Agreement/Form currently administered by COMPANY. In order for such termination to be effective, COMPANY must notify the other party in writing of its desire to terminate its rights and obligations. Such notification shall include the Select Customer's name and current contact information, Select Agreement Number, and date of execution. All notification shall be sent via a courier service able to track package delivery. COMPANY's rights and obligations shall terminate thirty (30) days upon receipt of the required notice.

     3.14  MICROSOFT SELECT OPERATIONS POLICIES AND PROCEDURES

COMPANY shall materially perform its obligations pursuant to this Addendum in accordance with the MS Select Operations Policies and Procedures. The MS Select Operations Policies and Procedures may be modified by MS upon thirty (30) days notice to COMPANY.

4.   COMPANY AND MS OBLIGATIONS

     4.1   DELIVERY OF SELECT SOFTWARE PRODUCTS AND SELECT CD-ROMS.

Within fifteen (15) days of MS's approval of a given Enrollment Agreement or Form, MS agrees to deliver to COMPANY the Select Software Products identified on such Enrollment. Each Select Software Product delivered to COMPANY will be a custom package specific to the named Select Customer and will set forth the Customer's Select Agreement Number and any special conditions relevant to the named Select Customer. Select Software Products are provided in order that COMPANY may provide the Select Software Products and their associated license rights to the named Select Customer on such pricing and payment terms and conditions as COMPANY and the Select Customer agree. COMPANY agrees to pay MS for Select Software Products as set forth in Section 3.6 above. From time to time during the term of this Addendum, MS will provide COMPANY with CD-ROMs containing upgraded copies of the Select Software Products covered by a Select Customer's Select Agreement. COMPANY agrees to immediately deliver all CD-ROMs and any additional MS supplied program information and materials to the named Select Customer.

     4.2   RESERVATION OF RIGHTS

MS expressly reserves the right at any time during the Term to terminate any Select Customer's status as a Select Customer in the event the Select Customer fails to comply with the terms of either the Master Agreement, the Enrollment Form or the applicable License Agreement. MS agrees to promptly notify COMPANY of the termination of any Select Customer to whom COMPANY has distributed Select Software Products. Following such a notice, COMPANY shall immediately cease the distribution of any Select Software Products, licenses, CD-ROMs or any additional program information and materials to the terminated Select Customer. Termination shall not, however, affect the Select Customer's obligation to file the next due order/report and MS's right to invoice COMPANY in regard to such order. If MS terminates a given Select Customer, COMPANY shall not have any claim against MS or the Select Customer for damages or lost profits resulting from such termination. COMPANY shall, however, be entitled to invoice the Select Customer for copies of Select Software Products reproduced by the Select Customer as set forth in the Select Customer's final order, such invoice to be on the terms and conditions previously agreed to between COMPANY and the Select Customer.

     4.3   OBLIGATIONS ON TERMINATION

Promptly following termination or expiration of this Addendum, MS shall inform each of COMPANY's Select Customers that COMPANY is no longer a Large Account Reseller and shall request that each Select Customer appoint a new Large Account Reseller. COMPANY may invoice any and all Select Customer orders received before the Select Customer is required to submit its next verified invoice for Select Software Products to MS for orders placed under Microsoft Select version 1.x and 2.x and may invoice any orders it has received from Select Customers under Microsoft Select version 3.0 and 4.0 prior to the effective date of the termination or expiration. COMPANY shall invoice these remaining orders subject to the terms and conditions of this Agreement. For purposes of this Section, the terms and conditions of the Agreement shall survive until COMPANY completes its wind down obligations. In the event this Addendum is terminated for cause, MS shall be entitled to direct all of COMPANY's Select Customers to report/order and pay to MS or to the Select Customer's newly designated Select Large Account Reseller any and all payments due after termination. In such an event, COMPANY shall not under any circumstances be entitled to any portion of, or any compensation for, the Select Customer's next orders and payments or any future orders and payments.

     4.4   ESSENTIAL ELEMENT

Both COMPANY and MS acknowledge that this Addendum is essential to any agreement it enters into with a Select Customer. Except as is specifically provided in
Section 4.3 related to COMPANY's right to collect any outstanding payment following termination of this Addendum, COMPANY's rights to acquire and/or distribute Select Software Products, Select CD-ROMs and/or any additional program information and materials, and to collect payment from its Select Customers are conditional upon this Addendum being in full force and effect. COMPANY acknowledges further that, if and when it is the subject of a bankruptcy filing (under any Chapter of 11 United States Code Section 101 ET SEQ. including any future amendments), then assumption of any contract with a Select Customer is conditional upon the assumption of this Addendum.

5.   EXPORT RESTRICTIONS

All Product distributed by COMPANY pursuant to this Agreement is subject to the export control laws and regulations of the United States. COMPANY agrees that neither COMPANY nor its customers intend to or will, directly or indirectly: (i) export or transmit any Product to any country to which such export or transmission is restricted by any applicable U.S. regulation or statute (currently including, but not limited to Cuba, the Federal Republic of Yugoslavia (Serbia and Montenegro, U.N. Protected Areas and areas of Republic of Bosnia and Herzegovina under the control of Bosnian Serb forces), Iran, Iraq, Libya, North Korea, and Syria), without the prior written consent, if required, of the Bureau of Export Administration of the U.S. Department of Commerce, or such other governmental entity as may have jurisdiction over such export or transmission; (ii) provide any Product in any manner to any Reseller or End User whom COMPANY or its customer knows or has reason to know will utilize such Product in the design, development or production of nuclear, chemical or biological weapons, or (iii) to any End User who has been prohibited from participating in U.S. export transactions by any federal agency of the U.S. government.

6.   AGREEMENT AND ADDENDUM TERMS

If any terms and conditions in this Addendum conflict with the term and conditions in the Agreement, with respect to COMPANY's authorization as a Large Account Reseller only, the terms and conditions of this Addendum shall control.

7.   SURVIVAL

Sections 3.6, 3.7, 3.12, 4.3, 5 and 6 shall survive any termination of this Addendum.


IN WITNESS WHEREOF, the parties have signed this Addendum on the date indicated below. This Addendum is hereby made part of the Agreement. All terms and conditions of the Agreement not supplemented herein shall remain in full force and effect. This Addendum is not binding until executed by MS.


MICROSOFT CORPORATION                             SOFTWARE SPECTRUM, INC.
("MS")                                            ("COMPANY")

By: /s/ Lori Moore                                By: /s/ Robert D. Graham
   -----------------------------------               --------------------------

        Lori Moore                                  Robert D. Graham
--------------------------------------            -----------------------------
Name (please print)                               Name (please print)
Director, Field Strategy & Sales Ops.              V.P. and General Counsel
--------------------------------------            -----------------------------
Title                                             Title
                9/22/97                                September 16, 1997
--------------------------------------            ------------------------------
Date                                              Date

                                     SCHEDULE A

                                    DEFINITIONS

     "DOCUMENTATION PRODUCTS" is defined as supplemental disk sets and Product documentation available from Microsoft World Wide Fulfillment.

     "ENROLLMENT AGREEMENT" is defined as the Microsoft Select Enrollment Agreement in the form provided by MS to be signed by each Select Customer and MS, and approved by COMPANY.

     "ENROLLMENT AGREEMENT NUMBER" is defined as the number assigned by MS to a given Enrollment Agreement.

     "ENROLLMENT FORM" is defined as the Microsoft Select Enrollment Form in the form provided by MS to be signed by each Select Customer and MS.

     "LARGE ACCOUNT RESELLER" is defined as any reseller which MS has authorized to distribute licenses to Select Customers.

     "LARGE ACCOUNT RESELLER AFFILIATE" is defined as any entity which owns, controls, is owned or controlled by, or under common ownership or control with the Large Account Reseller. For the purposes of this Addendum, an entity is "controlled" by another if that other company or legal entity, either directly or through its control of another company or legal entity: (i) holds the majority of voting rights in it; (ii) is a member of it and has the right to appoint or remove a majority of its board of directors; or (iii) is a member of it and controls alone or under an agreement with other shareholders or members, the majority of the voting rights in it.

     "LEAD CUSTOMER" is defined as the company or entity signing a Master Agreement.

     "LEAD CUSTOMER AFFILIATE" is defined as a company or legal entity which owns and controls, is owned or controlled by, or is under common ownership and control with, the Lead Customer.

     "LICENSE AGREEMENT(S)" is defined as the license agreement attached to the Enrollment Form.

     "MASTER AGREEMENT" is defined as the Microsoft Select Master Agreement in the form provided by MS to be signed by a given Select Customer or an entity acting on behalf of the Select Customer.

     "MASTER AGREEMENT NUMBER" is defined as the number assigned by MS to a given Master Agreement.

     "SELECT CUSTOMER" is defined as the Lead Customer, any Lead Customer Affiliate and /or identifiable division, business unit or office location of the Lead Customer or Lead Customer Affiliate identified as the Select Customer on an Enrollment Form or identified as an "Enrollment Customer", as that term is defined in the Microsoft Select version 4.0 or in any Enrollment Agreement. This definition shall also include "Enrollment Customers" as such terms are defined in the Microsoft Select version 4.0.

     "SELECT PROGRAM ADMINISTRATOR" is defined as the individual appointed by COMPANY to act as COMPANY's primary contact with respect to the Microsoft Select Program.

     "SELECT SOFTWARE PRODUCT" is defined as the MS software as designated from time to time by Microsoft which may be reproduced pursuant to an Enrollment Form, excluding Documentation Products.


                                                                       Page A-1

                                      SCHEDULE B

                            COMPANY SELECT PRICE SCHEDULE


                                                                       Page B-1

                           DIRECT RESELLER ADDENDUM TO THE
                                MICROSOFT CORPORATION
                                  CHANNEL AGREEMENT

This Addendum ("Addendum") entered into as of the 1st day of July, 1997, supplements that certain Microsoft Corporation Channel Agreement ("Agreement") between MICROSOFT CORPORATION ("MS") having its principal place of business at One Microsoft Way Redmond, WA 98052 and SOFTWARE SPECTRUM, INC. ("COMPANY") having its principal place of business at 2140 Merritt Drive, Garland, TX 75041. The Agreement is supplemented as follows:

1.   PURPOSE

The purpose of this Addendum is to set forth the framework by which MS appoints COMPANY as a non-exclusive Direct Reseller in the United States of America for the MS Product listed on the COMPANY Price List attached hereto and incorporated herein by reference as Schedule B

2.   DEFINITIONS

For purposes of this Addendum, capitalized terms are as defined in Schedule A attached hereto and incorporated herein by reference. Any capitalized terms not otherwise defined herein, shall have the same definition as set forth in the Agreement.

3.   TERM

This Addendum shall take effect as of the date indicated above and shall continue until September 30, 1997.

4.   COMPANY OBLIGATIONS

     4.1  DISTRIBUTION TO END USERS ONLY

MS authorizes COMPANY to distribute Product to End Users in the Territory only, and not to resellers of any kind.

     4.2  LICENSING PROVISIONS

COMPANY acknowledges that Product is distributed to End Users subject to the terms of the applicable Microsoft End User License Agreement. COMPANY shall make commercially reasonable efforts to prevent distribution of Product to End Users who intend to copy or reproduce the Product in violation of the Microsoft End User License Agreement.

     4.3  PAYMENT TERMS

Payment terms are net thirty (30) days from the date of MS' invoice, subject to approval of open terms by MS. All invoices outstanding over thirty (30) days past term may be assessed a finance charge of two percent (2%) of the invoice amount due per month or the legal maximum, whichever is less. Failure by COMPANY to meet payment terms may result in a hold by MS of all pending COMPANY orders.

All payments to MS by COMPANY pursuant to this Addendum shall be in the form of a bank wire transfer, or electronic funds transfer through an Automated Clearinghouse ("ACH") with electronic remittance detail attached. Payments shall be remitted to::

                    Microsoft North America Collections #844505
                    Account #3750771767
                    ABA: #11100001-2
                    NationsBank of Texas, N.A.

Remittance detail must be received at NationsBank by 10:00AM Central time/8:00AM Pacific time to ensure same-day credit to COMPANY's account with MS.

Effective January 1, 1998, payments must be sent to NationsBank, at the address indicated above, using the 820 Remittance EDI transaction set or other form of ACH payment with electronic remittance detail attached.

     4.4  SHIPMENT SHORTAGE CLAIMS AND FREIGHT DAMAGE

          (a) COMPANY shall submit all claims for shortages and/or variances in shipments to MS in writing within fifteen (15) days of COMPANY's receipt of such shipment. All such claims not submitted in writing to MS within fifteen (15) day period may be deemed waived by COMPANY. Any claims for shortages and/or variances must be noted on the carrier's receiving documents.

          (b) If COMPANY participates in the MS Account Forecasting System Program, described more fully in Section 6.2 below, COMPANY may submit claims for freight damage to MS in writing within fifteen (15) days of MS' invoice date. Freight damage must be noted on the carrier's receiving documents. COMPANY shall be responsible for all claims made with respect to freight collect shipments, and shall not withhold payment to MS as a result of such claims.

COMPANY may take a remittance deduction for the Shipping Claims, provided that a deduction notice identifying the claim (e.g., freight damage or shortage) accompanies the remittance. If, upon MS' investigation of such Shipping Claims MS rejects the claim, then COMPANY shall remit the amount due with respect to the rejected claim with the next remittance. MS, at its sole discretion, reserves the right to accept any Shipping Claims submitted by COMPANY over sixty
(60) days from receipt of shipment provided that COMPANY may be assessed a fifteen percent (15%) handing fee. Credit will not be granted for claims submitted over one hundred eighty (180) days from receipt of shipment.

     4.5  PRODUCT FORECASTING

MS may require Product forecasting for COMPANY. COMPANY shall comply with all Product forecasting requirements which MS may, from time to time, designate.

5.   MS OBLIGATIONS

     5.1  NEW PRODUCTS; PROMOTIONAL PRODUCTS

In the event MS elects to announce new or Promotional Product, MS shall use commercially reasonable efforts to provide COMPANY with thirty (30) days prior notice of such announcement. MS reserves the right to determine, at its sole discretion, how the new or Promotional Product will be distributed.

     5.2  INVENTORY PRICE PROTECTION

During the Term, MS shall grant COMPANY a price adjustment against Product price reductions made and implemented by MS for an indefinite period of time. Price adjustments shall be available on all inventory which COMPANY reports as being in its possession as of the day of the reduction. Such price adjustment shall be in the form of a Purchase Credit equal to the difference between the lowest price paid by COMPANY during the six (6) months prior to the price reduction and the reduced price. All claims accompanied with the appropriate proof of inventory must be submitted to MS within sixty (60) days of the date the price reduction takes effect. Adjustments shall be paid no later than thirty (30) days after COMPANY provides proof of inventory. Special temporary prices and promotional offerings, which may include price reductions or free goods, shall not be considered a price reduction to which this Section applies.

6.   COMPANY AND MS OBLIGATIONS

     6.1 PRICE LIST

COMPANY prices are set forth on the COMPANY Price List. MS reserves the right to modify the COMPANY Price List for Products which are currently being shipped, at any time upon thirty (30) days written notice to COMPANY. MS may offer, without prior notice, temporary "special" prices on any or all Product. Notwithstanding the foregoing, MS may change, with or without prior notice, prices on new Products which have not yet shipped.

     6.2 DELIVERY AND PRODUCT DISTRIBUTION

Product shall be invoiced and shipped Free On Board ("FOB") Origin, and COMPANY shall be responsible for freight charges. If COMPANY desires to specify its own carrier, delivery shall then be "freight collect." COMPANY shall assume all risk of loss and pay all costs of insurance for Products upon MS' delivery of the Products to the point of origin.

In any month COMPANY participates in the MS Account Forecasting System ("AFS") Program as outlined in MS' then current AFS Program Guidelines, for which MS is allowed to choose the freight carrier and a mutually agreed-upon guaranteed delivery window is established whereby Product is unloaded from the carrier within four (4) hours of arrival, one hundred percent (100%) of the freight cost of delivery of Product to each COMPANY warehouse, excluding consolidation centers, will be paid by MS.

     6.3  ORDER PROCESSING

COMPANY shall order Product from MS via EDI purchase order. All orders by COMPANY shall be in Master Pack quantities only. MS shall have ten (10) days from receipt to reject any purchase order. MS shall fulfill unconditional EDI purchase orders from COMPANY subject to COMPANY's credit limits, current payment status, and approved Average Payment Days ("APD") guidelines as determined by MS. Rejected EDI purchase orders must be re-transmitted using an unconditional EDI purchase order. Any terms present in any COMPANY purchase order that is inconsistent with the terms of this Agreement shall be null and void and the terms of this Agreement shall govern.

Except as provided herein, COMPANY shall have the right to change or cancel any purchase order, provided that COMPANY notifies MS of the change or cancellation no later than seventy-two (72) hours prior to the order shipment to COMPANY by MS. Should COMPANY choose to change or cancel a purchase order, COMPANY must contact its Microsoft Account Management Specialist with such change or cancellation request. MS expressly reserves the right to limit order quantities.

     6.4  DEFECTIVE PRODUCT CREDIT

At MS' sole discretion, MS may determine that a Product or Product shipment is defective. COMPANY shall immediately notify MS of any customer complaints or returns relating to defects in the Product. Should MS determine that a Product or Product shipment is defective, MS shall instruct COMPANY to return all Defective Product to MS and, MS shall provide COMPANY with replacement Product for returned Defective Products and shall pay freight costs of Product returned to MS by COMPANY as well as for shipment of replacement Product from MS to COMPANY.

     6.5  PRIOR VERSION CREDIT

When MS ships a new version of a Product or discontinues an existing Product where no replacement supersedes such Product, MS shall provide notification to COMPANY. COMPANY shall receive a Purchase Credit for prior version of the Product and/or Discontinued Product, provided COMPANY complies with all of the following:

          (a) Product for which COMPANY receives a Purchase Credit must be offset by an order for the new version of the Product for which the Purchase Credit was received or, in the case of a Discontinued Product, an order for Product. Orders must be in an aggregate dollar amount equal to or greater than the aggregate dollar amount of the Purchase Credit

          (b) COMPANY shall be eligible to receive a Purchase Credit for up to three hundred (300) days from the date the new version of such Product first ships from MS to COMPANY or until the expiration of this Addendum, whichever occurs first;

          (c) Promotional Product is not eligible for credit pursuant to this Section;

          (d)  Product must only include Product purchased by COMPANY from MS;

          (e) Unresaleable Product is not eligible for credit pursuant to this Section;

          (f) This credit is available only for the Product version number immediately prior to the new Product version or for the Discontinued Product; and

          (g) COMPANY must submit its Prior Version requests electronically using MS' then current electronic Returns Authorization Form. COMPANY must provide all required information, including, but not limited to, MS part number, Product description, quantity, unit price, and extended price as defined in the then current Return Processing Guidelines. Freight costs shall be paid by COMPANY.

MS shall use commercially reasonable efforts to notify COMPANY within thirty
(30) days prior to the shipment of any new Product version, or the existence of a Discontinued Product which would be subject to this Section.

It the foregoing conditions have been met, Product shall be returned to MS pursuant to the terms of MS' then current Return Processing Guidelines. Prior Version Returns shall be authorized once per month.

MS may, at its sole discretion, allow COMPANY to return Prior Version Product for Purchase Credit for the period of three hundred one (301) days to three hundred sixty-five (365) days from the date the new version of such Product first ships from MS to COMPANY, provided that all such returns shall be subject to a fifteen percent (15%) handling fee. In no event shall MS accept returns of Prior Version Product after three hundred sixty-five (365) days. All Product returned for Prior Version Credit must be in resalable condition.

     6.6  UNRESALEABLE PRODUCT ALLOWANCE

Every other Month COMPANY shall be eligible to return current version or immediately prior version Unresaleable Product and receive a Purchase Credit of up to (*) percent (*) of COMPANY's net purchases, excluding Microsoft Variable Licenses, Microsoft Enterprise Licenses, and Microsoft Maintenance, for the previous two (2) Months. All Unresaleable Product shall be audited by MS. COMPANY must submit its Unresaleable Product Allowance request electronically using MS' then current electronic Returns Authorization Form. COMPANY must provide all required information, including, but not limited to, MS part number, Product description, quantity, unit price, and extended price in accordance with the timeline as defined in the then current Return Processing Guidelines. Freight costs shall be paid by COMPANY. Unresaleable Product may not be resold or donated.

     6.7  PRODUCT AUTHORIZATION CATEGORY PROCEDURES

From time to time, MS may classify certain of its Products by a Product Authorization Category (e.g. Academic Edition Product) which Product may only be obtained and distributed by COMPANY upon written authorization from MS. Such written authorization from MS may be specific to the particular COMPANY outlet location. COMPANY may apply for such authorization by completing the applicable Reseller Authorization Application and/or Agreement process required by MS. MS may by prior written notification terminate COMPANY's authorization to obtain and distribute Product Authorization Category Product with respect to one or more COMPANY outlets. For each Product Authorization Category Product distributed, COMPANY shall complete and return to MS all requested COMPANY registration documents.

---------------------
* Information omitted pursuant to a request for confidential treatment.

7.   EXPORT RESTRICTIONS

All Product distributed by COMPANY pursuant to this Agreement is subject to the export control laws and regulations of the United States. COMPANY agrees that neither COMPANY nor its customers intend to or will, directly or indirectly: (i) export or transmit any Product to any country to which such export or transmission is restricted by any applicable U.S. regulation or statute (currently including, but not limited to Cuba, the Federal Republic of Yugoslavia (Serbia and Montenegro, U.N. Protected Areas and areas of Republic of Bosnia and Herzegovina under the control of Bosnian Serb forces), Iran, Iraq, Libya, North Korea, and Syria), without the prior written consent, if required, of the Bureau of Export Administration of the U.S. Department of Commerce, or such other governmental entity as may have jurisdiction over such export or transmission; (ii) provide any Product in any manner to any Reseller or End User whom COMPANY or its customer knows or has reason to know will utilize such Product in the design, development or production of nuclear, chemical or biological weapons; or (iii) to any End User who has been prohibited from participating in U.S. export transactions by any federal agency of the U.S. government.

8    SURVIVAL

Section 7 shall survive any termination of this Addendum.

IN WITNESS WHEREOF, the parties have signed this Addendum on the dates indicated below. All terms and conditions of the Agreement not amended herein shall remain in full force and effect. This Addendum is not binding until executed by MS.


AGREED AND ACCEPTED TO BY                    AGREED AND ACCEPTED TO BY
MICROSOFT CORPORATION ("MS")                 SOFTWARE SPECTRUM, INC.
                                             ("COMPANY")


By: /s/ Lori Moore                           By: /s Robert D. Graham
--------------------------------------       ----------------------------------

        Lori Moore                            Robert D. Graham
--------------------------------------       ----------------------------------
Name (please print)                          Name (please print)

Director, Field Strategy & Sales Ops.         V.P. and General Counsel
--------------------------------------       ----------------------------------
Title                                        Title


         9/22/97                              September 16, 1997
--------------------------------------       ----------------------------------
Date                                         Date

                                      SCHEDULE B

                                  COMPANY PRICE LIST

                                          *

------------------------
* Information omitted pursuant to a request for confidential treatment.


                                                                       Page B-1

                                      SCHEDULE C

                                     MS CALENDAR





MICROSOFT - FISCAL CALENDAR FY '98





                          [CALENDAR - JULY '97 TO JUNE '98]


                                                                       Page C-1

                             REBATE AND MARKETING FUND
                             ADDENDUM TO THE MICROSOFT
                                 CHANNEL AGREEMENT

This Addendum ("Addendum") entered into as of the 1st day of July, 1997, supplements that certain Microsoft Channel Agreement ("Agreement") between MICROSOFT CORPORATION ("MS") having its principal place of business at One Microsoft Way Redmond, WA 98052 and SOFTWARE SPECTRUM, INC. ("COMPANY") having its principal place of business at 2140 Merritt Drive, Garland, TX 75041. The Agreement is hereby supplemented as follows:

1.   PURPOSE

The purpose of this Addendum is to set forth the framework by which COMPANY may earn Rebates and Marketing Funds.

2.   TERM AND TERMINATION

This Addendum shall be effective as of the date indicated above, and shall expire on September 30, 1997. Either party may terminate this Addendum, with or without cause, upon thirty (30) days prior written notice. This Addendum is not valid unless both MS and COMPANY have executed a Microsoft Channel Agreement, and the Addendum to The Microsoft Channel Agreement (Appointment As a Direct Reseller).

3.   DEFINITIONS

For purposes of this Addendum, capitalized terms not otherwise defined herein, shall have the same definitions as set forth in the Agreement. Additional capitalized terms included in this Addendum are as defined in Schedule A attached hereto.

4.   REBATES

     4.1  PACKAGED PRODUCT REBATE

COMPANY is eligible to receive up to a (*) percent (*) Rebate on its Qualified Sales, excluding Open License sales, made during the Rebate and Marketing Fund Period. The Rebate shall be paid provided COMPANY complies with the Rebate Program Guidelines outlined in Schedule B.

     4.3  PROVISION FOR EARLY PAYMENT OF REBATES

Notwithstanding such Rebate Program Guidelines, MS may, at its sole discretion, pay all or any portion of the Rebate prior to the end of the Rebate and Marketing Fund Period. The Rebate so paid may be adjusted subsequently based upon compliance with the Rebate Program Guidelines..

5.   MARKETING FUNDS

     5.1  OPPORTUNITY FUNDS

Periodically, MS at its discretion may allow COMPANY to participate in MS programs which provide the opportunity to earn Opportunity Marketing Funds. COMPANY's participation in such programs shall be governed by this Addendum. Grant of Opportunity Marketing Funds is subject to prior approval by MS.

     5.2  USE OF MARKETING FUNDS

Acquisition, use of, and proof of expenditures of Opportunity Marketing Funds shall be in accordance with this Addendum, and the terms of each Opportunity Fund Proposal approved by COMPANY's MS Account Manager. Without limiting the foregoing, COMPANY shall abide by the Spending Period dates as outlined in the then-current Microsoft Marketing Fund Guidelines. Marketing Fund Claims exceeding the then-current balance in COMPANY's Marketing Fund account at MS' Marketing Fund vendor or submitted in excess of the pre-approved dollar amount shall not be granted to COMPANY.

(*) Information omitted pursuant to a request for a confidential treatment.

COMPANY must obtain MS approval from a MS representative prior to claiming Marketing Funds. COMPANY agrees to report any suspected error or discrepancy in the amount of Marketing Funds received by COMPANY within thirty (30) days of receipt thereof. Failure to provide such notice within the specified period shall mean that COMPANY forfeits the opportunity to request a re-audit. MS reserves the right at any time to adjust COMPANY's Marketing Fund balance should MS discover that an error or discrepancy has occurred.

     5.3  MARKETING FUND AND REBATE AUDIT

During the term of this Addendum and for a period of two (2) years following its termination, MS may audit the applicable records and operations of COMPANY as is reasonable to verify COMPANY's compliance with the terms of this Addendum. Additionally, MS may audit specific Opportunity Marketing Fund claims submitted by COMPANY as outlined in COMPANY's then current Marketing Fund Guidelines. Any audit shall be conducted during COMPANY's normal business hours in such a manner as not to unreasonably interfere with COMPANY's normal business activities. Audit expenses shall be paid by MS unless material discrepancies are disclosed by such audit, in which case audit expenses shall be paid by COMPANY. For purposes of this Section, "material discrepancies" shall mean ten thousand U.S. dollars (US$10,000) or more in each Rebate or Marketing Fund payment.

If the results of any audit show that COMPANY used Marketing Funds in any manner other than as authorized under this Addendum, MS shall be entitled to recover from COMPANY any and all Marketing Funds so used, in addition to any other remedies available to MS under law or equity plus injunctive relief and/or any other damages as may be permitted by law. Further, if any such audit shows that COMPANY has submitted incorrect sales reporting, and such reporting was the basis of any rebate payment, MS shall have the right to recover any and all rebate paid.

6.   REPORTING REQUIREMENTS

COMPANY shall submit reports to MS as outlined in COMPANY's Rebate Program Guidelines in accordance with the then current EDI Implementation Guide provided by MS. Failure by COMPANY to comply with the terms of the Guidelines shall result in COMPANY's loss of its monthly Compliance Rebate total for each month reporting is non-compliant.


IN WITNESS WHEREOF, the parties have signed this Addendum on the date indicated below. This Addendum is hereby made part of the Agreement. All terms and conditions of the Agreement not supplemented herein shall remain in full force and effect. This Addendum is not binding until executed by MS.

AGREED AND ACCEPTED TO BY               AGREED AND ACCEPTED TO BY
MICROSOFT CORPORATION ("MS"):           SOFTWARE SPECTRUM, INC.
                                        ("COMPANY"):

By:/s/    Lori Moore                    By: /s/  Robert D. Graham
   ---------------------------             -------------------------------

     Lori Moore                            Robert D. Graham
   ---------------------------             -------------------------------
Name (please print)                     Name (please print)

Director, Field Strategy &              V.P. and General Counsel
Sales Ops.
   ---------------------------             -------------------------------
Title                                   Title

        9/22/97                            September 16, 1997
   ---------------------------             -------------------------------
Date                                    Date

                                     SCHEDULE A

                                    DEFINITIONS

     "DEFECTIVE PRODUCT" is defined as a manufacturer's defect in materials or media.

     "DISCONTINUED PRODUCT" is defined as Product that MS has stopped manufacturing and discontinued from the COMPANY Price List.

     "INVENTORY BALANCING" is defined as the return of eligible MS Product for the purpose of reducing COMPANY's stock of such Product as is more fully described in Section 5.5 of this Addendum.

     "MONTH" is defined as a MS fiscal month as outlined in the calendar attached hereto as Schedule C.

     "PROMOTIONAL PRODUCT" is defined as a special Product SKU which may be available to COMPANY for resale for a limited time. Free Product promotions are not considered Promotional Product.

     "RETURN AUTHORIZATION NUMBER" is defined as the unique number assigned to COMPANY by MS for the purpose of Product returns for COMPANY to MS.

     "SHIPPING CLAIMS" shall mean any shipping shortage or freight damage claim COMPANY may submit pursuant to Section 4.4 of this Addendum.

     "UNRESALEABLE PRODUCT" is defined as any current or immediately prior version Product held in COMPANY's inventory, including damaged Product and Product returned by COMPANY's customers which is no longer fit for resale, and is ineligible for return to MS. In no event shall COMPANY be eligible to receive a Unresaleable Product Allowance for any version prior to the version immediately prior to the current version, or obsolete Product no longer eligible for return in accordance with the terms of Section 6.5. For purposes of this Addendum, Unresaleable Product shall not include that Product which has sustained solely shrink wrap damage.


                                                                       Page A-1

                                      SCHEDULE B

                                JULY - SEPTEMBER, 1997
                                  REBATE GUIDELINES

PROGRAMS: Microsoft offers three (3) rebate programs for the July - September, 1997 Rebate period. The total available Rebate is divided as follows:

                                             MAXIMUM PERCENTAGE
     REBATE PROGRAM                              AVAILABLE
     -----------------------------------------------------------
     Total Sales-out Program                      *
     -----------------------------------------------------------
     Business Systems Sales-out Program           *
          (excluding Windows NT(TM)
          Server and Windows NT(TM)
          Client Access Licenses
     -----------------------------------------------------------
     32-Bit Office Sales-out Program              *
     -----------------------------------------------------------
     TOTAL                                        *
     -----------------------------------------------------------

REBATE CALCULATIONS AND PAYMENTS: Rebates will be paid in the form of a Microsoft Purchase Credit forty-five (45) days after the end of the quarterly Rebate Period (November 15th). Rebates are calculated by multiplying the achieved Rebate percentage by the total Qualified Sales for the Rebate Period. Revenue generated from Microsoft Select Enrollment Forms executed by MS on or after July 1, 1994, shall be included in calculating COMPANY's achievement toward the Sales-out goal, but shall not be included in COMPANY's final total Qualified Sales for purposes of Rebate payment. Revenue generated from Microsoft Select Enrollment Forms executed by MS prior to July 1, 1994 will be included in calculating COMPANY's achievement towards the sales-out goal and will also be eligible for a Grandfathered rebate. Rebate payment for such Select Enrollment Forms shall be in the form of a purchase credit forty-five (45) days after the end of each quarter of the Rebate Period.

PURCHASES THROUGH DISTRIBUTION: COMPANY's full packaged product and MLP purchases through distribution during the month of July, 1997 will be subtracted from COMPANY's Qualified Sales for purposes of Rebate payment. Full packaged product and MLP purchases through distribution during the remainder of the term of this Addendum shall be included in COMPANY's Qualified Sales for purposes of Rebate payment.

PRODUCT AVAILABILITY: If Microsoft is unable to ship a current version of a product for any ten (10) consecutive business days, COMPANY's purchases through distribution of those SKUs will count toward COMPANY's Qualified Sales for purchases of Rebate payment.

All copies of eligible purchase orders placed through distribution along with a copy of the Microsoft Stock Out Report must be sent to Microsoft no later than fifteen (15) days following the quarter end. Please send purchase order copies and the Microsoft Stock Out Report to the following address:

          MICROSOFT CORPORATION
          ONE MICROSOFT WAY
          BLDG. 22/2054
          REDMOND, WA 98052
          ATTN.: REBATE MANAGER, CHANNEL POLICIES

ANY ISSUES REGARDING REBATES SHOULD BE SENT IN WRITING TO REBATE MANAGER, CHANNEL POLICIES, NO LATER THAN THIRTY (30) DAYS FOLLOWING RECEIPT OF REBATE PAYMENT. If such written notice is not provided within thirty (30) days, COMPANY shall have no further right to dispute Rebate payment.

CONTRACT COMPLIANCE: In order to receive rebates from Microsoft, COMPANY must comply with Microsoft's established payment terms, Street Date requirements, EDI reporting requirements, and Microsoft Select transaction requirements. Compliance with these terms will be measured on a monthly basis, and COMPANY's failure to comply will result in a loss of up to one fourth of its available monthly rebate. At the time of rebate payment, COMPANY's entire rebate payment shall be withheld until COMPANY is in compliance with the terms of this section. Contract compliance obligations are outlined below.

1.   MICROSOFT PAYMENT REQUIREMENTS:

Microsoft requires its customers to pay its invoices within terms. In order to maintain compliance one hundred percent (100%) of the gross invoice value for non-Select must be current as of Microsoft's fiscal month end, no less than eighty-five percent (85%) of the gross invoice value for Select must be current as of the end of Microsoft's

-----------------------
* Information omitted pursuant to a request for confidential treatment.

                                                                       PAGE B1
fiscal months July, August, October and November, and no less than ninety (90%) of the gross invoice value for Select must be current as of the end of Microsoft's fiscal months September and December. Additionally, no less than ninety percent (90%) of unapplied credits must be current as of Microsoft's fiscal month-end, and no greater than one percent (1%) of the gross value for Select invoices shall be past net 60 days. Unapplied credits will be excluded from the calculation. Beginning in January, 1998 no less thin ninety percent (90%) of Select invoices must be current as of Microsoft's fiscal month end for all months.

2.   MS STREET DATE-REQUIREMENTS:

From time to time, MS may announce a new product or new versions of an existing Product for which MS shall set a Street Date. The Street Date Program requires Resellers to sell Product no sooner than the date specified as the "Street Date". MS' Street Date Requirements are as follows:

     RETAIL DELIVERY OF PRODUCT, COMPANY SHALL NOT:
          - Ship or deliver the Product to any End User prior to the Street Date. Proof of violation is an early-dated sales slip.
          - Accept any End User payment for the Product prior to the Street Date. Checks and/or credit card numbers may be accepted by COMPANY, but can only be processed when product is delivered to the End User on or after the Street Date.
     MALL ORDER DELIVERY OF PRODUCT, COMPANY SHALL NOT:
          - Deliver the Product to any End User customer prior to the Street Date. If COMPANY wishes, COMPANY may ship Product by public carrier up to 2 days early provided the carrier provides proof of delivery and guarantees no End User will receive the Product before street date. Proof of violation is an early-dated carrier slip.
          - Accept any End User payment for the Product prior to Product shipment. Checks and/or credit card numbers may be accepted by COMPANY, but can only be processed when Product is shipped to the End User for arrival on or after the Street Date.

     ELECTRONIC SOFTWARE DISTRIBUTION OF PRODUCT, COMPANY SHALL NOT:
          - Ship or deliver an un-lock key for Product to any desktop package or End User prior to the Street Date. (ESD RESELLER IS RESPONSIBLE FOR MAKING SURE AGREEMENTS WITH CLEARINGHOUSES ARE CLEAR ON THIS POINT.) Proof of violation is an early-dated un-lock key.
          - Accept any End User payment for the Product prior to the Street Date. Checks and/or credit card numbers may be accepted by COMPANY, but can only be processed when the un-lock key for the Product is delivered to the End User on or after the Street Date.

ADDITIONALLY, COMPANY SHALL NOT:
          - Advertise, merchandise, or promote the Product to End User customers until MS' officially announced "Coming Soon" date. (Appearance on a WEB page is considered an advertisement.) If the Product is advertised, merchandised and/or promoted beginning with "Coming Soon" Date and before Street Date, all such promotions must clearly state that the Product is not yet available for purchase.
          - Allow it's distribution centers and/or warehouses to distribute, for a period of up to twelve months, a Street Date Product to any individual sales office, retail store, or outlet which MS in its sole discretion has determined to be in violation of the Street Date Requirements.

In the event COMPANY violates the Street Date for any special Products specified in a MS Street Date letter, COMPANY shall forfeit up to * percent * of its eligible Rebate percentage for the six month Rebate Period in which the violation occurred.

Should COMPANY fail to comply with the Street Date Requirements, MS may also, for a period of up to twelve (12) months, withhold shipments to COMPANY of future Product until the Street Date of such Product.

Should COMPANY wish to report a Street Date violation, COMPANY may fax a copy of a dated sales receipt to STREET DATE VIOLATIONS AT MICROSOFT AT (206) 936-7329. Once a violation has been reported, MS shall investigate the violation, and take remedial action as appropriate. Please note, in order to confirm a suspected violation, MS must receive proof of violation as indicated above.

-----------------------
* Information omitted pursuant to a request for confidential treatment.

                                                                       PAGE B2

3.   MICROSOFT REPORTING REQUIREMENTS

ALL EDI REPORTING MUST BE TIMELY, ACCURATE, AND COMPLETE. FOR PURPOSES OF THIS AGREEMENT, "TIMELY" IS DEFINED AS MS RECEIPT OF REPORTING BY THE DUE DATE AND TIME INDICATED, "ACCURATE" IS DEFINED AS THE CORRECT POPULATION OF ALL REPORTING FIELDS, AND "COMPLETE" IS DEFINED AS THE POPULATION OF ALL REQUIRED REPORTING FIELDS.

MICROSOFT PRODUCT REPORTING RULES

Reporting includes, but is not limited to, reports sent to Microsoft via Electronic Data Interchange format ("EDI") of weekly Sales, Inventory, and Internal Market Share. COMPANY must make the EDI Sales, Inventory and Market Share reports available to MS' EDI mailbox each Monday by Noon (Pacific time). These reports shall cover the seven-day period (Saturday through Friday EOB). Please refer to the EDI Reporting Guidelines for details on reporting requirements.

MS reserves the right to modify the EDI Reporting Guidelines. MS shall provide COMPANY with sixty (60) days prior written notice of changes to existing EDI Guidelines. COMPANY's failure to implement changes with sixty (60) days shall
result in forfeiture of c     of COMPANY's total eligible Rebate for each month
in which changes are not implemented.

          - Each unit of Microsoft single license Full Package Product should be reported as one (1) unit.
     EXAMPLE:  MICROSOFT(R) WORD FOR WINDOWS (R) FPP- REPORT AS ONE (I) UNIT.
          - Any single Microsoft Multiple License Pack (MLP) should be reported as one (1) unit.
     EXAMPLE: MICROSOFT(R) WINDOWS NT(TM) WORKSTATION LICENSE PACK 20 USER - REPORT AS ONE (1) UNIT.
          - All Microsoft Volume Licensing Agreements (such as Open Licenses, Select Variable Licenses and Enterprise Licenses) should be reported as one unit for each license sold.
     EXAMPLE: MICROSOFT SELECT MVLP LEVEL B (MIN 8000 LICENSES) AGREEMENT - CUSTOMER BUYS 9356 WORD - REPORT 9356 WORD UNITS.

Accounts are required to report units sold (Sales) and units in inventory (Inventory) for each Microsoft SKU, but are required only to report the aggregate total license count for competitive products sold for each Market Share (Internal Market Share) category. All SKUs for these titles should be counted, including full packaged product, upgrades, license packs, initial sale of new maintenance and education and government SKUs of the foregoing. Please refer to the EDI Reporting Guidelines for details on reporting requirements.

MARKET SHARE REPORTING

The following table outlines the Market Share product categories for EDI reporting. The table also specifies the top competitive products that must be included in the aggregated market share reporting. All competitive products within a given category must be reported. The products listed below are just examples, not a comprehensive list. For a comprehensive competitive SKU list please contact your Microsoft Channel Measurement Specialist. MS reserves the right to add or delete categories with sixty (60) days prior written notice to COMPANY.

A comprehensive competitive SKU list shall be provided to COMPANY at the beginning of each quarter. COMPANY must implement use of the list no later than thirty (30) days after receiving the list. To the extent that COMPANY sells any of the products contained on the list, COMPANY's Internal Market Share reporting will include those SKUs. If between quarters there are any new major releases of competitive products that fall under the competitive product categories or upgrades to products already listed on the competitive SKU list, COMPANY shall include those SKUs in COMPANY's Internal Market Share reporting immediately upon release of new products.

                                                                       PAGE B3

Windows-based competitive products summaries:


------------------------------------------------------------------------------------------------------------------------
DATABASE                      VENDOR                                  DESCRIPTION
                              BORLAND                                 DBASE, PARADOX
                              LOTUS                                   APPROACH
                              CLARIS                                  FILEMAKER PRO
                              DATAEASE                                DATAEASE
                              SAPPHIRE                                SQL CONNECT
                              SYMANTEC                                Q & A
------------------------------------------------------------------------------------------------------------------------
DEVELOPER                     VENDOR                                  DESCRIPTION
                              BORLAND                                 DELPHI
                              GUPTA                                   SQL WINDOWS
                              ORACLE                                  DEVELOPER 2000, POWEROBJECTS
                              POWERSOFT                               POWERBUILDER
------------------------------------------------------------------------------------------------------------------------
MESSAGING SERVERS
                              VENDOR                                  DESCRIPTION (Servers only. Do not report clients.)
                              BANYAN                                  BEYOND MAIL
                              LOTUS                                   CC:MAIL, NOTES, NOTESUITE
                              NETSCAPE                                MAIL SERVER
                              NOVELL                                  GROUPWISE
------------------------------------------------------------------------------------------------------------------------
SUITE                         VENDOR                                  DESCRIPTION
                              COREL                                   OFFICE PRO, WORDPERFECT SUITE
                              LOTUS                                   SMARTSUITE
                              NOVEL                                   PERFECT OFFICE
------------------------------------------------------------------------------------------------------------------------
WORDPROCESSOR                 VENDOR                                  DESCRIPTION
                              LOTUS                                   WORD PRO, AMI PRO
                              NOVELL                                  WORDPERFECT
                              SOFTKEY                                 WORDSTAR, PFS:WRITE
                              SOFTWARE PUBLISHER                      OFFICE WRITER, PROFESSIONAL WRITE PLUS
                              XYQUEST                                 XYWRITE
------------------------------------------------------------------------------------------------------------------------
SPREADSHEET                   VENDOR                                  DESCRIPTION
                              COMPUTER  ASSOCIATES                    SUPERCALC
                              COREL                                   QUATTRO PRO
                              LOTUS                                   1-2-3
                              NOVELL                                  QUATTRO PRO
------------------------------------------------------------------------------------------------------------------------
NOS SERVERS                   VENDOR                                  DESCRIPTION (Servers only. Do not report clients)
                              BANYAN                                  VINES, SERVER
                              IBM                                     OS/2, OS/2 LAN SERVER, OS/2 WARP, OS/2 WARP CONNECT
                              NOVELL                                  NETWARE, NETWARE FOR SAA:AS400, INTRANETWARE, MPR,
                                                                      MANAGEWISE W/NETWARE
                              SANTA CRUZ                              OPEN SERVER, UNIXWARE
                              OPERATION
------------------------------------------------------------------------------------------------------------------------
BROWSERS                      VENDOR                                  DESCRIPTION
                              NETMANAGE                               CHAMELEON
                              NETSCAPE                                NETSCAPE BROWSER
                              SPRY                                    SPRY MOSAIC; INTERNET IN-A-BOX
                              IBM                                     WEB EXPLORER
                              QUARTERDECK                             MOSAIC
                              NCSA                                    MOSAIC
------------------------------------------------------------------------------------------------------------------------




                                                                       PAGE B4

COMPETITIVE PRODUCT MARKET SHARE REPORTING RULES

     - Each unit of COMPETITIVE single license FULL PACKAGE PRODUCT should be reported as one (1) unit.
  EXAMPLE:  LOTUS SMARTSUITE FOR WINDOWS FPP-REPORT AS 1 UNIT
     - Any single COMPETITIVE product that is a MULTIPLE LICENSE PACK (MLP) should be reported as the exact number of licenses contained in the MLP. Examples of these products include competitive 10 User Packs, 20 User Packs, and 100 User Packs. Unlike MS Products, competitive MLPs are not reported as a single unit, but instead as the exact number of licenses included in the MLP. If the MLP is a Network Operating System or Messaging Server MLP, count only server licenses contained in the MLP.)
  EXAMPLE:  WORDPERFECT V6.0 FOR WINDOWS 20-USER LICENSE PACK - REPORT AS 20
            UNITS
     - All SKUs (with the exception of Mail clients and Network Operating System clients) contained in COMPETITIVE VOLUME LICENSING AGREEMENTS should be reported as one (1) unit for each license sold within the volume license agreement.
  EXAMPLE:  LOTUS VPO-LEVEL E 1-2-3)OR WINDOWS (CUSTOMER BUYS 7421 UNITS)
            - REPORT AS 7421 UNITS
     - COMPETITIVE MAIL SERVERS and NETWORK OPERATING SYSTEMS must be reported as one (1) unit for each SERVER LICENSE SOLD. DO NOT REPORT CLIENT LICENSES IN FPP, MLP, OR VOLUME LICENSE AGREEMENTS.
     -    Report MAINTENANCE only at the time the maintenance SKU is sold.
     -    Product Support for any competitive SKU should NOT be reported.
     -    Documentation-only SKUs should NOT be reported.
     - Only US versions of competitive SKUs should be reported. Do not report non-English, International English, or International versions of competitive SKUs.
     -    Promotional competitive SKUs should be reported.

4.   MICROSOFT SELECT TRANSACTION REQUIREMENTS:

Microsoft Select Electronic Data Interchange format ("EDI") transactions include, but are not limited to 850/855 EDI transactions and all other EDI reporting requirements which may be required by MS and in the EDI Implementation Guide provided by MS from time to time. COMPANY must place Select EDI transaction orders at a minimum of once per month per Enrollment Site if product is purchased during said month.

                              SALES-OUT REBATE PROGRAMS

PROGRAM OBJECTIVE: The objective of all Sales-out Rebate Programs is to increase the sales of Microsoft products. All license types (Select, Microsoft Open License, Full Package Product, MLPs ESD) are included in measuring performance against this goal, however, the Rebate is paid on full packaged product sales only.

REBATE GOALS: COMPANY's performance for first three months of quarter will be measured against the quarter Sales-out goals. At the end of first quarter, COMPANY will receive the percentage of the eligible Rebates earned based on performance against the quarter goals.

SALES-OUT DEFINITIONS/MEASUREMENT: MS Product Sales-out is defined as those MS net (sales less returns) Product units sold through COMPANY's outlet locations. COMPANY's full packaged product, Microsoft Open License, and upgrade sales-out units will be measured from the sales-out reported by COMPANY to MS. Licensing sales (Select, Microsoft Maintenance) are captured and generated by MS' financial systems and included in total sales-out used to measure product sales-out Rebate performance.

PAYMENT: At the end of the quarter, COMPANY will be paid Sales-out Rebates based on performance against the quarter goals. If COMPANY achieves greater than * percent * of each quarter Sales-out goal, COMPANY will receive the exact achieved percentage of the eligible Sales-out Rebate up to one hundred percent (100%). If COMPANY achieves less than * percent * of any Sales-out Rebate goal, COMPANY will not receive any portion of that Sales-out Rebate.

Although MS pays the Sales-out Rebate ultimately based on performance against an annual Sales-out goal, Microsoft also pays a Sales-out Rebate at the end each quarter based on performance against the quarter goal. Microsoft pays a portion of the Rebate after each quarter to provide incentive for COMPANY to focus on Sales-out throughout the entire year. However, should COMPANY's total quarterly Rebate payments exceed the final Rebate total as calculated at the end of the year, MS reserves the recover from COMPANY any such Rebate overpayment.

--------------------------------
* Information omitted pursuant to a request for confidential treatment.


                                                                       PAGE B5

-------------------------------------------------------------------------------
                           SALES-OUT REBATE PROGRAM GOALS
-------------------------------------------------------------------------------

COMPANY's Total Sales-out Rebate Program goals are as follows:
     -    Quarter Goal (July - September, 1997): *

COMPANY's Business Systems (excluding Windows NT-TM- Server and Windows NT-TM-Client Access Licenses) Sales-out Rebate Program goals are as follows:
     -    Quarter Goal (July - September, 1997):  *

COMPANY's 32 bit Office Sales-out Rebate Program goals are as follows:
     -    Quarter Goal (July - September, 1997):  *

--------------------------------
* Information omitted pursuant to a request for confidential treatment.

                                                                       PAGE B6